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Exhibit 23.1

Consent of Independent Registered Public Accountants

        We consent to the reference to our firm under the captions "Experts", "Summary Historical Financial Data", and "Selected Historical Financial Data", and to the use of our report dated June 25, 2004, in Amendment No. 4 to the Registration Statement (Form S-4 No. 333-113658) for the registration of $275,000,000 of 8 5/8% Senior Subordinated Notes due 2013.

        Our audit also included the financial statement schedule of Sensus Metering Systems (Bermuda 2) Ltd. listed in Item 21. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Richmond, Virginia
July 28, 2004

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  Exhibit 23.1
Consent of Independent Registered Public Accountants